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                                                                  EXHIBIT 4-207
                                                                  CONFORMED COPY

                           THE DETROIT EDISON COMPANY,

                                               Issuer

                                       TO


                             BANKERS TRUST COMPANY,

                                          As Prior Trustee

                                       AND

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,

                                          As Successor Trustee

                                    --------

                          EIGHTH SUPPLEMENTAL INDENTURE
                           DATED AS OF April 15, 2000

                                    --------

                  SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
                            DATED AS OF JUNE 30,1993

                                  PROVIDING FOR

                RESIGNATION OF THE PRIOR TRUSTEE, APPOINTMENT AND
                       ACCEPTANCE OF A SUCCESSOR TRUSTEE
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         EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of April, 2000 among THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company" or "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation, having its principal office in The City of New York, New York, as prior trustee (the "Prior Trustee" or "BTCo.") and Bank One Trust Company, National Association, a national banking association, as successor trustee (the "Successor Trustee" or "Successor");


          WHEREAS, the Company has heretofore executed and delivered to the Prior Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of June 30, 1993, a Second Supplemental Indenture dated as of September 15, 1993, as amended, a Third Supplemental Indenture dated as of August 15, 1994, as amended, a Fourth Supplemental Indenture dated as of August 15, 1995, a Fifth Supplemental Trust Indenture dated as of February 1, 1996, a Sixth Supplemental Indenture dated as of May 1, 1998 and a Seventh Supplemental Indenture dated as of October 15, 1998 (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the "Indenture") providing for the issuance by the Company from time to time of an unlimited principal amount of Securities (as such term is defined in the Original Indenture, the "Securities"), of which Three Hundred eighty-five million one hundred twenty-two thousand three hundred dollars ($385,122,300) are presently outstanding as specified in Schedule I; and

         WHEREAS, the Company is a party to an Instrument of Resignation, Appointment and Acceptance dated April 14, 2000 as set forth in relevant part below (the "Instrument"); and

         WHEREAS, the Instrument was among the Company, the Prior Trustee and the Successor Trustee; and

         WHEREAS, Section 709 of the Original Indenture provides that BTCo. may resign at any time and be discharged of the trust created by the Original Indenture by giving written notice thereof to the Issuer and by mailing notice of resignation to the holders of Securities; and

         WHEREAS, BTCo., pursuant to the provisions of Section 709 of the Original Indenture, gave such written notice to the Issuer on April 14, 2000, and has mailed such notice of its resignation as Trustee under the Original Indenture to the Securityholders in accordance with the provisions of the Original Indenture, and by doing so BTCo. created a vacancy in the office of the Trustee; and


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                                       2

         WHEREAS, Section 709 of the Original Indenture further provides that the Issuer shall promptly appoint a successor Trustee to fill a vacancy in the Office of Trustee under the Original Indenture; and

         WHEREAS, the Issuer desired to appoint Bank One Trust Company, National Association, as successor Trustee under the Original Indenture; and

         WHEREAS, Successor was willing to accept such appointment as successor Trustee on the terms and conditions set forth herein and under the Original Indenture; and

         WHEREAS, Successor is qualified to act as successor Trustee under the Original Indenture.

         NOW, THEREFORE, pursuant to the provisions of the Original Indenture and in consideration of the covenants in the Instrument, it was agreed among the Issuer, BTCo. and Successor as follows:

         1. The Issuer accepted the resignation of BTCo. as Trustee and, pursuant to the authority vested in it by Section 709 of the Original Indenture and by resolution of its Board of Directors dated December 1, 1999, the Issuer appointed Successor, as successor Trustee under the Indenture, with all the estates, properties, rights, powers, trusts, duties and obligations heretofore vested in BTCo. as Trustee under the Indenture and designated the Corporate Trust Office of Successor presently located at 14 Wall Street, 8th Floor, New York, New York 10005, as the office or agency of the Issuer in New York, New York where the Securities may be presented for payment, registration, transfer and exchange and as the office where notices and demands to or upon the Issuer in respect of the Indenture or Securities may be served. BTCo.'s resignation as Trustee and Successor's appointment and acceptance as successor Trustee, was effective as of April 15, 2000.

         2.   The Issuer represented and warranted that:

              (a) it is validly organized and existing under the laws of the state of its incorporation;

              (b) the Instrument has been duly authorized, executed and delivered on behalf of the Issuer and constitutes its legal, valid and binding obligation;

              (c)  the Securities were validly and lawfully issued;


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              (d)  it has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

              (e) it has no knowledge of the existence of any default, or any Event of Default (as defined in the Indenture), or any event which upon notice or passage of time of both would become and Event of Default, under the Indenture;

              (f) it has not appointed any registrar or paying agents under the Indenture other than BTCo.;

              (g) it would continue to perform the obligations undertaken by it under the Indenture; and

              (h) it has mailed or will cause to be mailed to each Security holder a Notice of Appointment of Successor Trustee.

         3. BTCo. represented and warranted to Successor that it has made, or promptly will make, available to Successor documents in its possession relating to the trust created by the Indenture reasonably requested by Successor.

         4. Successor represented that it is qualified to act as Trustee under the provisions of the Indenture and that the Instrument has been duly authorized, executed an delivered on behalf of Successor and constitutes its legal, valid and binding obligation.

         5. Successor accepted its appointment as successor Trustee under the Original Indenture and accepted the trust created thereby, and assumed all rights, powers, duties and obligations of the Trustee under the Original Indenture. Successor will perform said trust and will exercise said rights, powers, duties, and obligations upon the terms and conditions set forth in the Indenture.

         6. Successor accepted the designation of its Corporate Trust Office as the office or agency of the Issuer in New York, New York where the Securities may be presented for payment, registration, transfer and exchange and as the office where notices and demands to or upon the Issuer in respect to the Indenture or the Securities may be served.

         7. Pursuant to the written request of Successor and the Issuer hereby made, BTCo., upon payment of its outstanding charges, receipt of which is hereby acknowledged, confirms, assigns, transfers and sets over to Successor, as successor Trustee under the Indenture,



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              upon the trust expressed in the Indenture, any and all moneys and all the rights, powers, trusts, duties and obligations which BTCo. now holds under and by virtue of the Indenture.


         8. The Issuer and BTCo. hereby agreed, that upon the request of Successor, to execute, acknowledge and deliver such further instruments of conveyance and assurance and to do such other things as may be required for more fully and certainly vesting and confirming in Successor all of the properties, rights, powers, duties and obligations of Successor as Trustee under the Indenture.

         9. The Instrument did not constitute a waiver or assignment by Bankers Trust Company of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Issuer acknowledged such obligations pursuant to the terms of the Indenture.

         10. Terms not otherwise defined in the Instrument shall have the definitions given thereto in the Indenture.

         11. The Instrument could be simultaneously executed in any number of counterparts. Each such counterpart so executed would be deemed to be and original, but all together would constitute but one and the same instrument.

        The Prior Trustee and the Successor Trustee make no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Eighth Supplemental Indenture for its intended purpose or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

        Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

        This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict-of-law principles of such state that would require the application of the laws of a jurisdiction other than such state.


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                                       5


IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.


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                                       6


                           THE DETROIT EDISON COMPANY


                           By: /s/ N.A. Khouri
                               --------------------------------
                               Name:    N.A. Khouri
                               Title:   Assistant Treasurer

ATTEST:


By:      /s/ Jack L. Somers
   --------------------------------------
   Jack L. Somers
   Assistant Corporate Secretary


[Corporate Seal]

STATE OF MICHIGAN)
                 )           SS:
COUNTY OF WAYNE  )

         On the 14th day of April 2000, before me personally came N.A. Khouri, to me known, who, being by me duly sworn, did depose and say that he is Assistant Treasurer of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                           /s/ Geraldine N. Rockymore
                           ------------------------------
                           Geraldine N. Rockymore, Notary Public
                           Oakland County, Michigan
                           My Commission Expires: December 23, 2002
                           (Acting in Wayne)



[Notarial Seal]



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                                       7



                             BANK ONE TRUST COMPANY,
                             NATIONAL ASSOCIATION
                             as Successor Trustee


                             By: /s/ Steven M. Wagner
                             ------------------------------
                             Name:  Steven M. Wagner
                             Title: First Vice President

ATTEST:


By: /s/ John R. Prendiville
   --------------------------------

Assistant Corporate Secretary


[Corporate Seal]



STATE OF ILLINOIS )
                  )         SS:
COUNTY OF COOK    )

         On the 14th day of April 2000, before me personally came Steven M. Wagner, to me known, who, being by me duly sworn, did depose and say that he is a First Vice President of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                            /s/ Lisa Nix
                         ----------------------------------
                            Lisa Nix, Notary Public
                            Cook County, Illinois
                            My Commission Expires: May 20, 2002



[Notarial Seal]


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                                      8


                             BANKERS TRUST COMPANY,
                             as Prior Trustee


                             By: /s/ Jackie Bartnick
                                ------------------------------------------
                               Name:    Jackie Bartnick
                               Title:   Vice President




STATE OF NEW YORK   )
                    )         SS:
COUNTY OF NEW YORK  )

         On the 14th day of April 2000, before me personally came Jackie Bartnick, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; and she signed her name thereto by authority of the By-laws of said corporation.


                              /s/ Matthew Sherman
                           --------------------------------
                              Matthew Sherman, Notary Public
                              New York County, New York
                              My Commission Expires: 11/3/2001

[Notarial Seal]


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                                   Schedule I


7.54% Quarterly Income Debt Securities ("QUIDS") Junior Subordinated Deferrable Interest Debentures in the principal amount of One hundred million one hundred twenty-two thousand three hundred dollars ($100,122,300), all of which are outstanding at the date hereof;

7.625% Quarterly Income Debt Securities ("QUIDS") Junior Subordinated Deferrable Interest Debentures in the principal amount of One hundred eighty-five million dollars ($185,000,000), all of which are outstanding at the date hereof; and

7.375% Quarterly Income Debt Securities ("QUIDS") Junior Subordinated Deferrable Interest Debentures in the principal amount of One hundred million dollars ($100,000,000), all of which are outstanding at the date hereof.